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                                                                    EXHIBIT 23.4


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the inclusion in this Registration Statement of Verilink Corporation on Form S-4 of our report on VINA Technologies, Inc. dated January 22, 2003 (February 28, 2003 as to Note 15) (which report expresses an unqualified opinion and include explanatory paragraphs expressing substantial doubt as to Vina Technologies, Inc.'s ability to continue as a going concern and a change in the method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), appearing in the proxy statement/prospectus, which is part of this Registration Statement.

         We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                                      /s/ DELOITTE & TOUCHE LLP

San Jose, California
June 10, 2004